                                                                      Exhibit 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17030) pertaining to the 1986 Stock Option Plan of Duramed Pharmaceuticals, Inc.; and in the Registration Statements (Forms S-8 No. 33-68476, No. 33-24122, No. 33-30716 and No. 333-17259) pertaining to the 1988
Stock Option Plan of Duramed Pharmaceuticals, Inc. and in the Registration Statement (Form S-8 No. 33-684746) pertaining to the Stock Option Plan for non-employee directors and in the Registration Statements (Forms S-3 No. 33-87948, No. 33-64561, No. 333-09765, No. 333-17261, No. 333-28139, and No.
333-29171, and Form S-4 No. 33-06901) and in the related Prospectus as of our report dated March 20, 1998 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                  ERNST & YOUNG LLP

Cincinnati, Ohio
March 20, 1998